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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
W.R. Berkley Corporation:

    We consent to the use of our report on W.R. Berkley Corporation and subsidiaries (the Company) incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

    The report of KPMG Peat Marwick LLP on the financial statements, schedules and selected financial data of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, refers to the adoption of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993, and the adoption of SFAS No. 109, "Accounting for Income Taxes" in 1992.

                                            /S/ KPMG PEAT MARWICK LLP

January 31, 1997